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            Consent of Independent Registered Public Accounting Firm

     We have issued our report dated July 21, 2006 accompanying the financial statements of Insured Municipals Income Trust, 232nd Insured Multi-Series as of May 31, 2006, and for the period then ended, contained in this Post-Effective Amendment No. 8 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                                              Grant Thornton LLP


New York, New York
September 25, 2006